Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF SARBANES-OXLEY 2002

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officer of FirstMerit Corporation (the “Corporation”), hereby certifies that the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Annual Report or as a separate disclosure document.

February 24, 2012	By:	/s/ Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

A signed original of this written statement has been provided to FirstMerit Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.